Blue Bird Corporation Announces Amendment and Extension of Credit Facility

MACON, GEORGIA – November 28, 2022 – Blue Bird Corporation (NASDAQ: BLBD), the leader in electric and cleaner-emission school buses, announced that it entered into a sixth amendment to its credit facility, dated as of December 12, 2016, extending the maturity date through December 31, 2024.

The sixth amendment also provides for revised covenants, modifications to the revolving credit facility, and a new pricing grid. “The turnaround of the business is in full swing, with the majority of the older-priced backlog units being delivered by the end of 2022,” said Razvan Radulescu, Chief Financial Officer of Blue Bird Corporation. “The new minimum consolidated EBITDA covenants reflect our expected improved financial performance and the return to historical profitability during 2023, with annualized run-rates of $50.0 million for fiscal Q2-Q3, and increasing to $60.0 million for Q2-Q4, while at still relatively low bus volumes compared to the pre-COVID years. I look forward to providing fiscal 2023 guidance during our earnings call on December 12.”

"We are pleased to have the continued support of our lending partners with the extension of Credit Facility,” said Matthew Stevenson, Chief Executive Officer of Blue Bird Corporation. "The amended covenants and extended maturity of our loan provide Blue Bird with both flexibility and stability as our business continues to recover from the Covid-19 pandemic and associated global supply chain disruptions. We have seen significant operational progress throughout the second half of 2022, even while our production volumes continue to be supply chain constrained.”

Details on covenants and the associated timing can be found in the Form 8-K to be filed after market close today with the Securities and Exchange Commission.

About Blue Bird Corporation

Blue Bird (NASDAQ: BLBD) is recognized as a technology leader and innovator of school buses since its founding in 1927. Our dedicated team members design, engineer and manufacture school buses with a singular focus on safety, reliability, and durability. Blue Bird buses carry the most precious cargo in the world – the majority of 25 million children twice a day – making us the most trusted brand in the industry. The company is the proven leader in low- and zero-emission school buses with more than 20,000 propane, natural gas, and electric powered buses in operation today. Blue Bird is transforming the student transportation industry through cleaner energy solutions. For more information on Blue Bird's complete product and service portfolio, visit www.blue-bird.com. For Blue Bird's line of emission-free electric buses, visit www.bluebirdelectricbus.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding expected guidance, revenue, gross profit, profitability and operating results.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact

Mark Benfield
Blue Bird Corporation
(478)822-2315
Mark.Benfield@blue-bird.com